Exhibit 99.1

Medallion Financial Corp. Announces Preliminary Results of 2024 Annual Meeting of Shareholders

Results Indicate that Shareholders have Decisively Elected Medallion’s Director Nominees and Supported the Company’s Approach to Executive Compensation – Both by an Extremely Wide Margin

Over 80% of Votes Cast in Favor of Board’s Nominees

NEW YORK, NY - June 11, 2024 - Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”) today announced the preliminary results of the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). Based on a preliminary vote count provided by the Company’s proxy solicitor, Medallion shareholders have elected the Company’s director nominees, Robert M. Meyer and David L. Rudnick to the Board of Directors by an extremely wide margin. Over 80% of votes were cast in support of Medallion’s director nominees. Medallion shareholders also voted decisively in support of the Company’s 2023 executive compensation plan and the every-year say-on-frequency vote.

“We appreciate the trust and support of our shareholders as we continue executing on our value creation strategy and delivering strong operational and financial results,” said Andrew Murstein, President and COO of Medallion. “Shareholders have benefited tremendously from the experience and perspectives of Bob, David, and the rest of our Board, and I look forward to their continued guidance and leadership.”

Brent O. Hatch, Lead Independent Director, added, “Medallion Financial continues to perform well and is positioned for future growth. The Board is committed to continue leveraging the diverse perspectives of its members to set and oversee the strategy that best serves the interests of all Medallion shareholders. We thank shareholders for their engagement leading up to this year’s Annual Meeting and we look forward to maintaining the dialogue.”

The results announced today are subject to certification by the independent inspector of elections for the Annual Meeting. Final voting results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission in the coming days.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, the impact of the pending SEC litigation, expectations regarding our loan portfolio, including collections on our medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2023 Annual Report on Form 10-K.

Medallion Financial Contact:
Investor Relations
212-328-2176
InvestorRelations@medallion.com